Exhibit 99.6

HARMONY GOLD MINING COMPANY LIMITED

(Incorporated in the Republic of South Africa)

(Registration number 1950/038232/06)

Share code: HAR ISIN: ZAE000015228

(“Harmony”)

FORM OF ACCEPTANCE, SURRENDER AND TRANSFER

This form of acceptance, surrender and transfer is to be used by certificated shareholders only.

The definitions used in the prospectus which accompanies this form apply herein.

This form should be completed by certificated shareholders who wish to accept the US offer (in whole or in part).

Instructions:

1.	A separate form is required for each certificated shareholder.

2.	Part A must be completed by all certificated shareholders who wish to accept the US offer (in whole or in part).

3.	Part B:

3.1	Section 1 must be completed by all certificated shareholders who are emigrants from the common monetary area.

3.2	Section 2 must be completed by all certificated shareholders who are non-residents (other than emigrants) of the common monetary area.

4.	Part C must be completed by all certificated shareholders who wish to accept the US offer.

5.	Please read the “Important Tax Information” at the end of this Form of Acceptance for information regarding Form W-9.

Transfer secretaries

By hand: Ultra Registrars (Proprietary) Limited 11 Diagonal Street Johannesburg, 2001 South Africa	Posted to: Ultra Registrars (Proprietary) Limited P O Box 4844 Johannesburg, 2000 South Africa

Capita IRG plc (trading as Capita Registrars) The Registry 34 Beckenham Road Beckenham Kent BR3 4TU United Kingdom	Capita IRG plc (trading as Capita Registrars) The Registry 34 Beckenham Road Beckenham Kent BR3 4TU United Kingdom

Dear Sirs,

I/We hereby accept the offer/s as indicated below and surrender and enclose the share certificates, certified transfer deeds and/or other documents of title, in respect of my/our holding of Gold Fields shares, as per my/our instructions contained herein.

PART A —	MUST BE COMPLETED BY ALL CERTIFICATED SHAREHOLDERS (IN BLOCK CAPITALS)

1.	Surname or Name of corporate body

2.	First names (in full)

3.	Title (Mr./Mrs./Ms./etc.)

4.	Address*

Telephone number, including country and area code Postal code

*	The offer consideration will be sent to the address stipulated above at the risk of the certificated shareholder concerned. Contrary instructions will not be accepted.

PART B —	MUST BE COMPLETED BY ALL CERTIFICATED SHAREHOLDERS WHO ARE EMIGRANTS FROM OR NON-RESIDENTS OF THE COMMON MONETARY AREA

Section 1:	To be completed by certificated shareholders who are emigrants from the common monetary area

The offer consideration will be forwarded to the authorised dealer nominated below for its control and credited to the emigrant’s blocked account. Accordingly, non-residents who are emigrants from the common monetary area must provide the following information:

Name and address of nominated authorised dealer or substitute institution:

Account number

Section 2: To be completed by non-resident certificated shareholders who are not emigrants

The offer consideration will be forwarded to the registered address of the non-resident in question, unless written instructions to the contrary are received and an address provided in Part A above.

If no nomination is provided in Section 1 above, the offer consideration will be held in trust by Harmony until validly claimed.

PART C —	MUST BE COMPLETED BY ALL CERTIFICATED SHAREHOLDERS WHO WISH TO ACCEPT THE US OFFER

U.S. Offer

To be completed by all certificated shareholders who wish to accept the US offer in respect of all or part of their Gold Fields shares

I/We hereby surrender and enclose the share certificates, certified transfer deeds and/or other documents of title, details in respect of which are set out in the table below, for acceptance of the US offer.

I/We hereby acknowledge that if aggregate acceptances in excess of 34.9% of Gold Fields’ entire issued share capital are received, the number of my/our Gold Fields shares tendered for acceptance as set out in the table below may be scaled back in accordance with the terms of the U.S. offer.

Share certificates and/or other documents of title surrendered, and number of Gold Fields shares tendered for acceptance, under the early settlement offer:

Name of registered holder (separate form for each holder)	Certificate number(s) (in numerical order)	Number of Gold Fields shares tendered

Total number of Gold Fields shares tendered

To the extent that the Gold Fields shares tendered for acceptance under the US offer set out in the table above are not settled as a result of Harmony having received valid acceptances in excess of 34.9% of Gold Fields’ entire issued share capital, I/we wish to receive a new share certificate in respect of my/our Gold Fields shares which have not been settled under the US offer.

I/We hereby irrevocably and unconditionally appoint the transfer secretaries as my/our attorney and agent, in rem suam, for me/us and on my/our behalf to do all things and sign all documents as may be necessary or desirable in order to effect transfer of my/our Gold Fields shares tendered for acceptance above into the name of Harmony and to obtain a new share certificate from Gold Fields in respect of my/our Gold Fields shares which have not been settled under the early settlement offer (if so requested above).

Signature of shareholder

Date:

General Notes:

1	Signatories may be called upon for evidence of their authority or capacity to sign this form.

2	Acceptance of the offer(s) must be lodged, together with the relevant documents of title, by no later than November 26, 2004 in order to participate in the US offer.

3	Failure to state the number of Gold Fields shares in respect of which the offer(s) is/are accepted shall be deemed to indicate acceptance of the offer(s) in respect of all Gold Fields shares indicated by the documents of title surrendered by the relevant certificated shareholder or his/her representative.

4	No receipts will be issued for documents of title lodged, unless specifically requested. In compliance with the Listings Requirements of the JSE, lodging agents will be requested to prepare special transaction receipts, if required.

5	Any alteration to this form must be signed in full and not initialled.

6	If this form is signed under a power of attorney, then such power of attorney or a notarially certified copy thereof must be submitted with this form.

7	Where the certificated shareholder is a company, a close corporation or a trust, a certified copy of the directors’, members’ or trustees’ resolution authorising the signing of this form must be submitted, if so requested by Harmony.

8	Where there are joint holders of any certificated shares, only that holder whose name stands first in the register in respect of such shares need sign this form.

9	To the extent that any Gold Fields shares tendered for acceptance under the US offer are not settled as a result of Harmony having received valid acceptances in excess of 34.9% of Gold Fields’ entire issued share capital, and should the certificated shareholder have elected to receive a new share certificate in respect of his Gold Fields shares which have not been settled under the US offer, the transfer secretaries will, within five business days of receipt of such new share certificate from Gold Fields, post such new share certificate to the relevant certificated shareholder at his risk.

10	Documents of title surrendered in advance of the fulfilment of the conditions precedent will be held by the transfer secretaries pending the fulfilment of such conditions precedent. In the event that the conditions precedent are not fulfilled, the transfer secretaries will, within five business days of the announcement of the non-fulfilment of the conditions precedent, return the documents of title to the certificated shareholders concerned, at the risk of the certificated shareholder in question.

IMPORTANT TAX INFORMATION

Under the federal income tax law, a stockholder whose tendered Gold Fields ordinary shares are accepted for payment is generally required by law to provide the Financial Intermediary (as payer) with such stockholder’s correct TIN on Substitute Form W-9 below or otherwise establish a basis for exemption from backup withholding. If such stockholder is an individual, the TIN is such stockholder’s social security number. If the Financial Intermediary is not provided with the correct TIN, the stockholder may be subject to a $50 penalty imposed by the Internal Revenue Service and payments that are made to such stockholder with respect to Gold Fields ordinary shares purchased pursuant to the US offer may be subject to backup withholding of 28%.

Certain stockholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, such individual must submit an appropriate Form W-8, signed under penalties of perjury, attesting to such individual’s exempt status. An appropriate Form W-8 can be obtained from your Financial Intermediary. Exempt stockholders should furnish their TIN, check the “Exempt from backup withholdings” box on the face of the Substitute Form W-9, and sign, date and return the Substitute Form W-9 to your Financial Intermediary. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional instructions. A stockholder should consult his or her tax advisor as to such stockholder’s qualification for an exemption from backup withholding and the procedure for obtaining such exemption.

If backup withholding applies, the Financial Intermediary is required to withhold 28% of any reportable payments made to the stockholder. Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

Purpose of Substitute Form W-9

To prevent backup withholding on payments that are made to a stockholder with respect to Gold Fields ordinary shares purchased pursuant to the US offer, the stockholder is required to notify the Financial Intermediary of such stockholder’s correct TIN by completing the form below certifying that (a) the TIN provided on Substitute Form W-9 is correct (or that such stockholder is awaiting a TIN), (b) that (i) such stockholder is exempt from backup withholding (ii) such stockholder has not been notified by the Internal Revenue Service that such stockholder is subject to backup withholding as a result of a failure to report all interest or dividends or (iii) the Internal Revenue Service has notified such stockholder that such stockholder is no longer subject to backup withholding and (c) that such stockholder is a US person (including a US resident alien).

What Number to Give the Financial Intermediary

The stockholder is required to give the Financial Intermediary the social security number or employer identification number of the record holder of the Gold Fields ordinary shares tendered hereby. If the Gold Fields ordinary shares are in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidance on which number to report. If the tendering stockholder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future, the stockholder should write “Applied For” in the space provided for the TIN in Part I, and sign and date the Substitute Form W-9 and the Certificate of Awaiting Taxpayer Identification Number. If “Applied For” is written in Part I, the Financial Intermediary will withhold 28% of all reportable payments to such stockholder unless a TIN is provided to the Financial Intermediary by the time of payment.

TO BE COMPLETED BY ALL TENDERING HOLDERS UNDER THE US OFFER

(See Instruction 13)

PAYER’S NAME:

THE SUBSTITUTE FORM W-9 BELOW MUST BE COMPLETED AND SIGNED. Please provide your social security number or other taxpayer identification number (“TIN”) and certify that you are not subject to backup withholding.

Substitute Form W-9

Department of the Treasury Internal Revenue Service

Payer’s Request for TIN and Certification

Name:

Please check the appropriate box indicating your status:	☐ Exempt from backup withholding
☐ Individual/Sole proprietor ☐ Corporation ☐ Partnership ☐ Other

Address	(number, street, and apt. or suite no.)

City, state, and ZIP code

Part I TIN
PLEASE PROVIDE YOUR TIN ON THE APPROPRIATE LINE AT THE RIGHT. For most individuals, this is your social security number. If you do not have a number, see the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9. If you are awaiting a TIN, write “Applied For” in this Part I, complete the “Certificate Of Awaiting Taxpayer Identification Number” below and see “IMPORTANT TAX INFORMATION”.	Social Security Number OR
Employer Identification Number

Part II Certification

Under penalties of perjury, I certify that:

(1)	The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and
(2)	I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
(3)	I am a US person (including a US resident alien).

Certification Instructions — You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Sign Here	Signature of US person ➢	Date ➢

NOTE: FAILURE TO COMPLETE AND RETURN THE SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU ON ACCOUNT OF THE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS, AND PLEASE SEE “IMPORTANT TAX INFORMATION”.

COMPLETE THE FOLLOWING CERTIFICATION IF YOU WROTE “APPLIED FOR”

INSTEAD OF A TIN ON THE SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a TIN to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a TIN by the time of payment, 28% of all reportable payments made to me will be withheld.

Sign Here	Signature of US person ➢	Date ➢

Questions and requests for assistance or additional copies of the prospectus, this form of acceptance, the ADS letter of transmittal, the notice of guaranteed delivery and other tender offer materials may be directed to the information agent at the telephone number and location listed below. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the US offer:

The Information Agent for the US Offer is:

105 Madison Avenue

New York, New York 10016

(212) 929-5500 (Call Collect)

or

Call Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com

The Joint Dealer-Managers for the US Offer are:

HSBC Securities (USA) Inc. 452 Fifth Avenue New York, NY 10018	Investec (US) Inc. One Battery Park Plaza New York, NY 10004-1478